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                            AGREEMENT AND PLAN OF MERGER
                            OF ZAPME! DELAWARE CORPORATION
                              (A DELAWARE CORPORATION),
                                        AND
                                  ZAPME! CORPORATION
                              (A CALIFORNIA CORPORATION)



       THIS AGREEMENT AND PLAN OF MERGER dated as of ____________, 1999 (the "Agreement") is between ZapMe! Delaware Corporation, a Delaware corporation ("ZapMe! Delaware"), and ZapMe! Corporation, a California corporation ("ZapMe! California"). ZapMe! Delaware and ZapMe! California are sometimes referred to herein as the "Constituent Corporations".

                                       RECITALS

       A. ZapMe! Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 225,417,671 shares, $.01 par value, 200,000,000 of which are designated "Common Stock", and 25,417,671 of which are designated "Preferred Stock". As of July 31, 1999, 1,000 shares of Common Stock were issued and outstanding, all of which are held by ZapMe! California, and no shares of Preferred Stock were outstanding.

       B. ZapMe! California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 70,417,671 shares, $0.01 par value per share, of which 50,000,000 are designated "Common Stock," and 20,417,671 of which are designated "Preferred Stock." The Preferred Stock is divided into five series, namely Series A Preferred Stock, consisting of 9,097,171 shares, Series B Preferred Stock, consisting of 660,000 shares, Series C Preferred Stock, consisting of 600,000 shares, Series D Preferred Stock, consisting of 8,030,000 shares and Series E Preferred Stock, consisting of 2,030,000 shares. As of ________, 1999, ________ shares of Common Stock and ________ shares of Series A Preferred Stock, ________ shares of
Series B Preferred Stock, ________ shares of Series C Preferred Stock, ________ shares of Series D Preferred Stock and ________ shares of Series E Preferred were issued and outstanding. As of ________, 1999, there were (i) outstanding options to purchase an aggregate of ________ shares of Common Stock pursuant to the 1997 Stock Option Plan and the 1998 Stock Plan, (ii) outstanding warrants to purchase an aggregate of _________ shares of Common Stock, (iii) outstanding warrants to purchase an aggregate of ________ shares of Series B Preferred Stock, (iv) outstanding warrants to purchase an aggregate of ________ shares of Series D Preferred Stock and (v) ________ shares of Common Stock reserved for future option grants.

       C. The Board of Directors of ZapMe! California has determined that, for the purpose of effecting the reincorporation of ZapMe! California in the State of Delaware, it is advisable and in the best interests of ZapMe! California and its shareholders that ZapMe! California merge with and into ZapMe! Delaware upon the terms and conditions herein provided.

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       D.     The respective Boards of Directors of ZapMe! Delaware and ZapMe!
California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, ZapMe! Delaware and ZapMe! California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


I      MERGER

       I.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, ZapMe! California shall be merged with and into ZapMe! Delaware (the "Merger"), the separate existence of ZapMe! California shall cease, and ZapMe! Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be ZapMe! Corporation.

       I.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

              (a) This Agreement and the Merger shall have been adopted and approved by the stockholder/shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

              (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

              (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

       I.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of ZapMe! California shall cease, and ZapMe! Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and ZapMe! California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of ZapMe! California in the manner as more fully set forth in Section 259 of the Delaware


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General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of ZapMe! California in the same manner as if ZapMe! Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.


II     CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

       II.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of ZapMe! Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

       II.2 BYLAWS. The Bylaws of ZapMe! Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

       II.3 DIRECTORS AND OFFICERS. The directors and officers of ZapMe! California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


III    MANNER OF CONVERSION OF STOCK

       III.1 ZAPME! CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each one (1) shares of ZapMe! California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation.

       III.2 ZAPME! CALIFORNIA PREFERRED STOCK. Upon the Effective Date of the Merger, each one (1) share of each series of ZapMe! California Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of the same series of Preferred Stock, $.01 par value, of the Surviving Corporation.

       III.3 ZAPME! CALIFORNIA OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the 1997 Stock Option Plan, the 1998 Stock Plan, and all other employee


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benefit plans of ZapMe! California.  Each outstanding and unexercised option, warrant or other right to purchase ZapMe! California Common Stock or Preferred Stock shall become an option, warrant or right to purchase the Surviving Corporation's Common Stock or the Surviving Corporation's Preferred Stock, as applicable, on the basis of one (1) share of the Surviving Corporation's Common Stock or Preferred Stock for every one (1) shares of ZapMe! California Common Stock or Preferred Stock issuable pursuant to any such option, warrant or right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such ZapMe! California option, warrant or right at the Effective Date of the Merger.

       A number of shares of the Surviving Corporation's Common Stock or the Surviving Corporation's Preferred Stock, as applicable, shall be reserved for issuance upon the exercise of options, warrants or rights equal to the number of shares of ZapMe! California Common Stock or Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

       III.4 ZAPME! DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $.01 par value, of ZapMe! Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by ZapMe! Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

       III.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of ZapMe! California Common Stock or Preferred Stock may, at such stockholder's option, surrender the same for cancellation to an exchange agent designated by the Surviving Corporation (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or the Surviving Corporation's Preferred Stock, as applicable, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate previously representing shares of ZapMe! California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock or the Surviving Corporation's Preferred Stock, as applicable, into which such shares of ZapMe! California Common Stock or Preferred Stock were converted in the Merger.

       The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

       Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of ZapMe! California so converted and given in exchange therefor bear, unless


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otherwise determined by the Board of Directors of the Surviving Corporation in
compliance with applicable laws.

       If any certificate for shares of the Surviving Corporation's Common Stock or Preferred Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper, and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.


IV     GENERAL

       IV.1 COVENANTS OF ZAPME! DELAWARE. ZapMe! Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

              (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of
       Section 2105 of the California General Corporation Law;

              (b) File any and all documents with the appropriate tax authority of the State of California necessary for the assumption by ZapMe! Delaware of all of the corporate and/or franchise tax liabilities of ZapMe! California; and

              (c) Take such other actions as may be required by the California General Corporation Law.

       IV.2 FURTHER ASSURANCES. From time to time, as and when required by ZapMe! Delaware or by its successors or assigns, there shall be executed and delivered on behalf of ZapMe! California such deeds and other instruments, and there shall be taken or caused to be taken by ZapMe! Delaware and ZapMe! California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by ZapMe! Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of ZapMe! California and otherwise to carry out the purposes of this Agreement, and the officers and directors of ZapMe! Delaware are fully authorized in the name and on behalf of ZapMe! California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.


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       IV.3   ABANDONMENT.  At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either ZapMe! California or ZapMe! Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of ZapMe! California or by the sole stockholder of ZapMe! Delaware, or by both.

       IV.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or
(3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

       IV.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the County of New Castle, State of Delaware is located at 1209 Orange Street, Wilmington, Delaware 19801, the Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

       IV.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 3000 Executive Parkway, San Ramon, California 94583, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

       IV.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

       IV.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

       IV.9 FIRPTA NOTIFICATION. (a) On the Effective Date of the Merger, ZapMe! California shall deliver to ZapMe! Delaware, as agent for the shareholders of ZapMe! California, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. ZapMe! Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of ZapMe! California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of ZapMe! California, (i) such shareholders shall be considered to have requested that the Statement be delivered to ZapMe! Delaware as


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their agent and (ii) ZapMe! Delaware shall be considered to have received a copy of the Statement at therequest of the ZapMe! California shareholders for purposes of satisfying ZapMe! Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

              (b) ZapMe! California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

       IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of ZapMe! Delaware and ZapMe! California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                       ZapMe! Delaware Corporation
                                       a Delaware corporation


                                       By: ____________________________________
                                          Lance Mortensen
                                          Chairman and Chief Executive Officer

ATTEST:


_______________________________
Bruce Bower, Secretary


                                       ZapMe! Corporation
                                       a California corporation


                                       By: ____________________________________
                                           Lance Mortensen
                                           Chairman and Chief Executive Officer

ATTEST:


_______________________________
Bruce Bower, Secretary


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                                  ZapMe! Corporation
                               (California Corporation)

                                OFFICERS' CERTIFICATE


Lance Mortensen and Bruce Bower certify that:

       1. They are the Chief Executive Officer and the Secretary, respectively, of ZapMe! Corporation, a corporation organized under the laws of the State of California.

       2. The corporation has authorized capital of 50,000,000 shares, $.01 par value, of "Common Stock" and 20,417,671 of "Preferred Stock". The Preferred Stock is divided into five series, namely Series A Preferred Stock, consisting of 9,097,671 shares, Series B Preferred Stock, consisting of 660,000 shares, Series C Preferred Stock, consisting of 600,000 shares, Series D Preferred Stock, consisting of 8,030,000 shares and Series E Preferred Stock, consisting of 2,030,000 shares.

       3. There were ________ shares of Common Stock and 9,097,671 shares of Series A Preferred Stock, 160,000 shares of Series B Preferred Stock,
600,000 shares of Series C Preferred Stock, 5,894,110 shares of Series D Preferred Stock and 2,030,000 shares of Series E Preferred Stock issued and outstanding as of the date of the shareholders' written consent which approved the Agreement and Plan of Merger attached hereto (the "Merger Agreement").

       4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

       5. The percentage vote required was more than (i) 50% of the votes entitled to be cast by the holders of outstanding shares of the Common Stock, and (ii) 50% of the votes entitled to be cast by the holders of outstanding shares of the Preferred Stock, each voting as a separate class.

       6. Lance Mortensen and Bruce Bower declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

       Executed in San Ramon, California on __________, 1999.

                                                 ______________________________
                                                 Lance Mortensen


                                                 ______________________________
                                                 Bruce Bower

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                                  ZapMe! Corporation
                               (Surviving Corporation)

                                OFFICERS' CERTIFICATE


Lance Mortensen and Bruce Bower certify that:

       1. They are the President and the Secretary, respectively, of ZapMe! Corporation, a corporation organized under the laws of the State of Delaware.

       2. The corporation has an authorized capital of 225,417,671 shares, $0.01 par value, of which 200,000,000 are designated "Common Stock" and 25,417,671 of which are designated "Preferred Stock". The Preferred Stock is divided into five series, namely Series A Preferred Stock, consisting of 9,097,671 shares, Series B Preferred Stock, consisting of 660,000 shares, Series C Preferred Stock, consisting of 600,000 shares, Series D Preferred Stock, consisting of 8,030,000 shares and the Series E preferred Stock, consisting of 2,030,000 shares.

       3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

       4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

       5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

       6. Lance Mortensen and Bruce Bower declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

       Executed in San Ramon, California on ___________, 1999.


                                                 ______________________________
                                                 Lance Mortensen

                                                 ______________________________
                                                 Bruce Bower

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                                    EXHIBIT A


                                                        ___________, 1999



TO THE SHAREHOLDERS OF ZAPME! CORPORATION:

       In connection with the reincorporation (the "Reincorporation") in Delaware of ZapMe! Corporation, a California corporation (the "Company"), pursuant to the Agreement and Plan of Merger dated as of __________ ___, 1999 between the Company and ZapMe! Delaware Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("ZapMe! Delaware"), your shares of Company stock will be replaced by shares of stock in ZapMe! Delaware.

        In order to establish that (i) you will not be subject to tax under
Section 897 of the Internal Revenue Code of 1986, as amended (the "Code"), in consequence of the Reincorporation, and (ii) ZapMe! Delaware will not be required under Section 1445 of the Code to withhold taxes from the ZapMe! Delaware stock that you will receive in connection therewith, the Company hereby represents to you that, as of the date of this letter, shares of Company stock do not constitute a "United States real property interest" within the meaning of
Section 897(c) of the Code and the regulations issued thereunder.

       A copy of this letter will be delivered to ZapMe! Delaware pursuant to
Section IV.9 of the Agreement.

       Under penalties of perjury, the undersigned officer of the Company hereby declares that, to the best knowledge and belief of the undersigned, the facts set forth herein are true and correct.

                                          Sincerely,

                                          _____________________________________

                                          Lance Mortensen
                                          Chairman and Chief Executive Officer